Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form SB-2, dated November 25, 2003 the reference to our report dated March 31, 2003 with respect to the Financial Statements of Greenland Corporation, for the year ended December 31, 2002 and 2001.

/s/ KABANI & COMPANY, INC.
KABANI & COMPANY, INC.
Fountain Valley, California
December 18, 2003